Exhibit 2.3

PROMESSE DE CESSION DE PARTS SOCIALES SOUS CONDITION SUSPENSIVE

Entre les soussignes

Monsieur Philippe DUMONT
27, rue Custine 75018 Paris

La societe PROXIMA CENTAURI
26 rue Anatole France 92300 Levallois Perret

Monsieur Eric BALDINI
7/8 square Ornano Residence Ornano 75018 Paris

Monsieur Jerome THERMOZ
7 rue de la France Mutualiste 92100 Boulogne Billancourt

Monsieur Patrick MOREL
Avenue Beausoleil Bouc Bel Air 13.320

Ci-apres denommes ensemble << les Promettants >>

d'une part,

Et

La societe INTER-PARFUMS
Societe Anonyme au capital de 12.649.362
Sise 4 Rond Point des Champs Elysees 75008 Paris
representee par Monsieur Philippe BENACIN

Ci-apres denommes ensemble << le Beneficiaire >>

d'autre part,

Ensemble, ci-apres denommees << les parties >>

IL EXPOSE CE QUI SUIT

Les Promettants detiennent directement CENT (100) % de la Societe PROVERBE, ci-apres denommee : << la Societe] >>, societe a responsabilite limitee au capital de 19.200 , dont le siege est sis 107 quai du Docteur Dervaux 92600 Asnieres S/Seine, immatriculee au Registre du Commerce et des societe de Nanterre sous le numero B 385.263.934

La Societe a ete immatriculee le 7 mai 1992.

La Societe a notamment pour objet social : la realisation d'etudes marketing, la creation et la fourniture de conseils a partir de l'analyse du langage, la recherche de concept, le nom de marque, d'identite graphique, les etudes qualitatives d'impact et la realisation de tests, et plus generalement, la fourniture de tout produit et service se rattachant au domaine de la communication et les etudes de marche.

Le capital social est divise en mille deux (1.200) parts sociales integralement souscrites et liberees.

Le gerant de la societe est a ce jour Monsieur Philippe DUMONT.

ORIGINE DE PROPRIETE

A la constitution il a ete apporte par la societe KAOS la somme de quatre vingt mille (80.000) et par Monsieur Philippe DUMONT la somme de quarante mille (40.000) .

Apres diverses cession de titres sociaux, la repartition actuelle du capital social est la suivante

Monsieur Philippe DUMONT
est proprietaire de 622 parts sociales de la societe PROVERBE

La societe PROXIMA CENTAURI
est proprietaire de 350 parts sociales de la societe PROVERBE

Monsieur Eric BALDIN1
est proprietaire de 60 parts sociales de la societe PROVERBE

Monsieur Jerome THERMOZ
est proprietaire de 120 parts sociales de la societe PROVERBE

Monsieur Patrick MOREL
est proprietaire de 48 parts sociales de la societe PROVERBE

CECI EXPOSE IL A ETE CONVENU CE OUI SUIT

Article 1 - Promesse de parts sociales

Sous reserve de la realisation de la condition suspensive exposee ci-apres,

Monsieur Philippe DUMONT
est proprietaire de 622 parts sociales de la societe PROVERBE

La societe PROXIMA CENTAURI
est proprietaire de 350 parts sociales de la societe PROVERBE

Monsieur Eric BALDINI
est proprietaire de 60 parts sociales de la societe PROVERBE

Monsieur Jerome THERMOZ
est proprietaire de 120 parts sociales de la societe PROVERBE

Monsieur Patrick MOREL
est proprietaire de 48 parts sociales de la societe PROVERBE

s'engagent irrevocablement et ensemble a vendre au Beneficiaire qui l'accepte et s'y engage irrevocablement, la propriete de l'integralite des titres sociaux de la societe qu'ils possedent, soit MILLE DEUX CENTS (1.200) parts sociales (ci-apres denommees: les <<Parts sociales >>) de la Societe.

La presente promesse porte sur les parts sociales visees ci-dessus et sur toutes celles qui en seraient issues ou qui s'y substitueraient suite a des operations de toute nature qui pourraient affecter lesdits titres, en serait ainsi notamment en cas de fusion, de scission, d'apport partiel d'actif, d'echange, de conversion.

Les Promettants declarent être pleinement proprietaires des titres, objet de la presente promesse, qu'ils en ont la libre disponibilite et que ceux-ci ne sont greves d'aucune surete ou d'aucune restriction quelconque a leur libre negociabilite et s'engagent a faire en sorte que ces caracteristiques soient maintenues pendant toute la duree de la promesse.

Des que la condition suspensive visee a l'article 3 ci-apres aura ete entierement satisfaite, la vente des titres sociaux pourra intervenir a tout moment jusqu'a la date d'expiration de la promesse fixee a l'article 4

De sorte que la detention du capital de la societe PROVERBE soit la suivante :

SA INTER PARFUMS         100,00%

Article 2 - Prix

Le prix forfaitaire global de la cession des MILLE DEUX CENTS (1.200) titres sociaux, si la presente promesse est levee, est de UN MILLION QUATRE CENT QUATRE VINGT QUATORZE MILLE CINQ CENT SOIXANTE (1.494.560) euros, soit MILLE DEUX CENT QUARANTE CINQ euros et QUARANTE SIX centimes (1.245,46) par titre cede.

Le reglement du prix sera effectue sans aucune restriction ni reserve.

Article 3 - Conditions suspensives

La presente promesse est subordonnee et la cession des titres sociaux qui en sont l'objet ne pourra intervenir qu'apres realisation definitive de la condition suspensive exposee ci-apres :

1) realisation definitive de la cession de SIX MILLE SEPT CENT SOIXANTE CINQ (6.765) titres de la societe SA NICKEL a la societe INTER-PARFUMS

Tant que toutes les conditions suspensives n'auront pas ete satisfaites, le Beneficiaire ne pourra pas exiger des Promettants l'execution de la presente promesse.

Article 4 - Duree

La promesse est consentie pour une duree de QUINZE (15) a compter de la signature des presentes.

Passee cette date, la promesse deviendra automatiquement caduque sans ouvrir droit a indemnite de part ni d'autre, et le Beneficiaire ne pourra plus s'en prevaloir.

Article 5 - Levee d'option

Une fois levees la condition suspensive ci-avant exposee et sous reserve du partait reglement du prix de cession, la cession s'operera au plus tot le 1er avril 2004 et au plus tard le 12 avril 2004 par la signature d'un constat de realisation des conditions suspensives selon modele figurant en annexe de la presente, auquel toutes les parties aux presentes s'obligent a participer, en contrepartie du reglement comptant du prix.

Des que les conditions suspensives auront ete entierement satisfaites, la vente des Parts sociales et son parfait reglement pourront intervenir a tout moment dans le delai susvise a la demande de l'une ou l'autre des parties. En cas de refus par l'une ou l'autre des parties de proceder a la vente ou a l'achat des Parts sociales, l'autre partie pourra solliciter l'execution forcee de la cession, le cas echeant par voie de simple ordonnance de Monsieur le President du tribunal statuant sous la forme des referes. Une astreinte de .5,000 par jour de retard a compter du 13 avril 2004 sera en outre mise de plein droit a la charge de la ou des parties defaillante

Article 6 - Nullite d'une clause

Au cas où l'une des clauses des presentes serait declaree nulle, pour quelque raison que ce soit, la validite de la promesse, du present contrat et des autres clauses n'en serait pas affectee. La clause en question sera remplacee par une disposition dont les effets seront, dans tome la mesure du possible, identiques aux dispositions precedentes.

Article 7. Accords anterieurs

Les presentes et ses annexes remplacent et annulent tout autre contrat anterieur ou toute proposition, communication ecrite ou orale entre les parties ayant trait au contenu ou interpretation des presentes

Article 8 - Droit applicable

La presente convention est soumise au droit français.

Article 9 - Clause attributive de juridiction

Les soussignes conviennent que toutes difficultes qui viendraient a naître a propos de la validite, de l'interpretation, de l'execution de la presente convention, ou toute difficulte ayant trait au calcul des montants eventuellement dus au titre des presentes, où concernant l'interpretation ou l'execution des presentes, sera soumis, de convention expresse entre les parties qui n'auraient pu donner lieu a une solution amiable aux Tribunaux du ressort de la Cour d'appel de Paris.

Article 9 - Election de domicile

Pour l'execution des presentes :

- les Promettants elisent domicile chacun a leur adresse respective telle que figurant en tête des presentes,

- le Beneficiaire elit domicile 4 Rond Point des Champs Elysees 75008 Paris

Article 10 - Frais

Les frais, droits et taxes afferents a la cession des titres sociaux si elle intervient seront supportes par le Beneficiaire.

Fait a PARIS
Le 29 mars 2004

En autant d'exemplaires originaux que requis par la loi dont un remis a chacune des parties aux presentes.

Les Promettants

Monsieur Philippe DUMONT
La societe PROXIMA CENTAURI
Monsieur Eric BALDINI
Monsieur Jerome THERMOZ
Monsieur Patrick MOREL

Le Beneficiaire La societe INTER-PARFUMS Representee par Monsieur Philippe BENACIN

ANNEXE 1

MODELE DE CONSTAT DE REALISATION DES CONDITIONS SUSPENSIVES

CONSTAT DE REALISATION DES CONDITIONS SUSPENSIVES DE LA PROMESSE DE CESSION DE PARTS SOCIALES DU 29 MARS 2004

Entre les soussignes

Monsieur Philippe DUMONT
27, rue Custine 75018 Paris

La societe PROXIMA CENTAURI
26 rue Anatole France 92300 Levallois Perret

Monsieur Eric BALDINI
7/8 square Ornano Residence Ornano 75018 Paris

Monsieur Jerome THERMOZ
7 rue de la France Mutualiste 92100 Boulogne Billancourt

Monsieur Patrick MOREL
Avenue Beausoleil Bouc Bel Air 13.320

Ci-apres denommes ensemble << les Promettants >>

d'une part,

Et

La societe INTER-PARFUMS
Societe Anonyme au capital de 12.649.362
Sise 4 Rond Point des Champs Elysees 75008 Paris
representee par Monsieur Philippe BENACIN

Ci-apres denommes ensemble << le Beneficiaire >>

D'AUTRE PART,

Par acte sous seing prive, ci-apres annexe en date a PARIS du 29 MARS 2004, les Promettants se sont engages a ceder, au Beneficiaire qui l'a accepte, 1.200 Parts sociales de la societe PROVERBE sous condition suspensive.

Par les presentes, chacune des parties, constate que ladite condition suspensive s'est realisee.

En consequence, la cession de Parts sociales objet de Pacte susvise est realisee dans les conditions et modalites fixees dans l'acte du 29 mars 2004.

Sous reserve du parfait reglement des parts sociales, la date de transfert de propriete et de jouissance des Pans sociales est donc fixee a la date des presentes.

En execution des articles 2 << Prix >>, le Beneficiaire verse ce jour aux Promettants, en des cheques libelles a l'ordre de ces derniers, une somme totale de UN MILLION QUATRE CENT QUATRE VINGT QUATORZE MILLE CINQ CENT SOIXANTE (1.494.560) euros, soit MILLE DEUX CENT QUARANTE CINQ euros et QUARANTE SIX centimes (1.245,46) par part sociale cedee.

Les Beneficiaires donnent quittance au Promettant du parfait paiement du prix de cession des Parts sociales vise a l'acte susvise du 29 mars 2004.

Fait a PARIS

Le

En autant d'exemplaires originaux que requis par la loi dont un remis a chacune des parties aux presentes et deux pour l'enregistrement.

Les Promettants

Monsieur Philippe DUMONT
La societe PROXIMA CENTAURI
Monsieur Eric BALDINI
Monsieur Jerome THERMOZ
Monsieur Patrick MOREL

Le Beneficiaire La societe INTER-PARFUMS Representee par Monsieur Philippe BENACIN